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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTS

The Board of Directors
Area Bancshares Corporation

We consent to incorporation by reference herein of our report dated March 7, 1997, with respect to the consolidated balance sheets of Area Bancshares Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Area Bancshares Corporation.

Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1994.


Louisville, Kentucky
January 20, 1998                                     /s/ KPMG PEAT MARWICK LLP



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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Area Bancshares Corporation

We consent to incorporation by reference herein of our report dated October 10, 1997, with respect to the supplemental consolidated balance sheets of Area Bancshares Corporation and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the form 8-KA of the Company dated October 15, 1997.

Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1994.


Louisville, Kentucky
January 20, 1998                            /s/ KPMG PEAT MARWICK LLP